Exhibit No. 99.4

[Director’s Letterhead]

June 9, 2005

To:  Larry W. Denney
        Chairman, President CEO

I have appreciated serving on the Board of B. P. Technology these past two years.

I wish you and the staff all the best.

Due to family health matters, please accept my resignation effective today, June 9, 2005.

Sincerely,

/S/ Donald E. Henderson
DEH/lb